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                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                            PRIVILEGED & CONFIDENTIAL

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting    Material    Pursuant   to    (section)    240.14a-11(c)    or
     (section)240.14a-12

                              FTI CONSULTING, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

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

                           [FTI CONSULTING, INC. LOGO]

                              2021 Research Drive
                              Annapolis, MD 21401

                                 (410) 224-8770

                                                                 April 26, 1999

Dear Stockholder:

     On behalf of the Board of Directors, I cordially invite you to attend the 1999 Annual Meeting of FTI Consulting, Inc.'s stockholders on May 19, 1999, at 9:30 a.m. EDT at FTI Consulting's principal business office, located at 2021 Research Drive, Annapolis, Maryland.

     Enclosed  with  this  letter  is a Notice of the  Annual  Meeting,  a Proxy
Statement, a proxy card, and a return envelope. Both the Notice of Annual Meeting and the Proxy Statement provide details of the business that we will conduct at the Annual Meeting and other information about FTI Consulting. Also enclosed with this letter is FTI Consulting, Inc.'s Annual Report to Stockholders for the fiscal year ended December 31, 1998.

     At the Annual Meeting, we will ask you to:

     o    Elect three (3) Class III directors;

     o    Approve the amendment to our 1997 Stock Option Plan, as amended;

     o Ratify the selection of Ernst & Young, LLP as independent accountants for the fiscal year ending December 31, 1999; and

     o Transact any other business that is properly presented at the Annual Meeting.

     Whether or not you plan to attend the Annual Meeting, please sign, date and promptly return the proxy card in the enclosed prepaid return envelope. Your shares of common stock will be voted at the Annual Meeting in accordance with your proxy instructions. Of course, if you attend the Annual Meeting you may vote in person. If you plan to attend the meeting, please mark the appropriate box on the enclosed proxy card.

                                        Sincerely,


                                        /s/  Jack B. Dunn, IV
                                        ----------------------------------------
                                        Jack B. Dunn, IV
                                        Chief Executive Officer and
                                        Chairman of the Board of Directors


                             YOUR VOTE IS IMPORTANT

             Please Sign, Date and Return Your Proxy Card Before the
           Annual Meeting If you have any questions about voting your shares, please contact Theodore I. Pincus, Executive Vice
          President and Chief Financial Officer, FTI Consulting, Inc.,
             2021 Research Drive, Annapolis, MD 21401, telephone no.
                                 (410) 224-8770

                              FTI CONSULTING, INC.

                  NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS

                       -----------------------------------------
                       Date: May 19, 1999

                       Time: 9:30 a.m.

                       Place: 2021 Research Drive, Annapolis, MD
                       -----------------------------------------

Dear Stockholders:

     At the 1999 Annual Meeting, we will ask you to:

     o    Elect three (3) Class III Directors;

     o    Approve the amendment to our 1997 Stock Option Plan, as amended;

     o Ratify the selection of Ernst & Young LLP as independent accountants for the fiscal year ending December 31, 1999; and

     o Transact any other business that is properly presented at the Annual Meeting.

     You will be able to vote your shares of common stock at the Annual Meeting if you were a stockholder of record at the close of business on April 22, 1999.

                                        By order of the Board of Directors:

                                        Nancy B. Currie
                                        Assistant Secretary

April 26, 1999


                  YOUR VOTE AT THE ANNUAL MEETING IS IMPORTANT.

   PLEASE INDICATE YOUR VOTE ON THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE, EVEN IF YOU PLAN TO ATTEND THE MEETING.

   IF YOU HAVE QUESTIONS ABOUT VOTING YOUR SHARES, PLEASE CONTACT THEODORE I. PINCUS, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, FTI CONSULTING,
  INC., 2021 RESEARCH DRIVE, ANNAPOLIS, MD 21401, TELEPHONE NO. (410) 224-8770

           IF YOU ATTEND THE MEETING, YOU WILL BE ABLE TO REVOKE YOUR
                            PROXY AND VOTE IN PERSON.

                        [FTI CONSULTING, INC. LETTERHEAD]
                               2021 Research Drive
                               Annapolis, MD 21401


                                                                  April 26, 1999


                       PROXY STATEMENT FOR ANNUAL MEETING

     This Proxy Statement provides information that you should read before you vote on the proposals that will be presented to you at the 1999 Annual Meeting of FTI Consulting's stockholders. The 1999 Annual Meeting will be held on May 19, 1999 at 9:30 a.m. EDT at FTI Consulting's principal business office, located at 2021 Research Drive, Annapolis, Maryland 21401.

     This Proxy Statement provides detailed information about the Annual Meeting, the proposals on which you will be asked to vote at the Annual Meeting, and other relevant information.

     On April 26, 1999, we began mailing information to people who, according to our records, owned shares of common stock at the close of business on April 22, 1999. We have mailed with that information a copy of FTI Consulting, Inc.'s Annual Report to Stockholders for the fiscal year ended December 31, 1998.

                                TABLE OF CONTENTS


                                                                        PAGE NO.
                                                                        --------

Information About the 1999 Annual Meeting and Voting ..................       1
Proposals to be Presented at the Annual Meeting .......................       3
 1. Election of Directors .............................................       3
 2. Approval of Amendment to the 1997 Stock Option Plan, as amended ...       3
 3. Ratification of Ernst & Young, LLP as Independent Accountants .....       7
Stock Ownership .......................................................       8
The Board of Directors ................................................      10
Executive Officers and Compensation ...................................      13
Certain Relationships and Related Transactions ........................      18
Other Information .....................................................      19

              INFORMATION ABOUT THE 1999 ANNUAL MEETING AND VOTING

THE ANNUAL MEETING

     The Annual  Meeting  will be held on May 19,  1999 at 9:30 a.m.  EDT at FTI
Consulting's   principal  business  office,  located  at  2021  Research  Drive,
Annapolis, Maryland.


THIS PROXY SOLICITATION

     We are sending you this Proxy Statement because FTI Consulting's Board of Directors is seeking a proxy to vote your shares of common stock at the Annual Meeting. This Proxy Statement is intended to assist you in deciding how to vote your shares. On April 26, 1999, we began mailing this Proxy Statement to all people who, according to our stockholder records, owned shares of common stock at the close of business on April 22, 1999.

     FTI Consulting is paying the cost of requesting these proxies. FTI Consulting's directors, officers and employees may request proxies in person or by telephone, mail, telecopy or letter. FTI Consulting also has retained Corporate Investor Communications, Inc. to assist in seeking proxies. FTI Consulting will pay Corporate Investor Communications a fee of approximately
$4,000 plus reasonable out-of-pocket expenses, for this assistance. FTI Consulting will reimburse brokers and other nominees their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners of our common stock.


VOTING YOUR SHARES

     You have one vote for each share of FTI Consulting's common stock that you owned of record at the close of business on April 22, 1999. The number of shares you own (and may vote at the Annual Meeting) is listed on the enclosed proxy card.

     You may vote your shares of common stock at the Annual Meeting either in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot. Ballots for voting in person will be available at the Annual Meeting. To vote by proxy, you must complete and return the enclosed proxy card. By completing and returning the proxy card, you will be directing the persons designated on the proxy card to vote your shares of common stock at the Annual Meeting in accordance with the instructions you give on the proxy card.

     IF YOU DECIDE TO VOTE BY PROXY, YOUR PROXY CARD WILL BE VALID ONLY IF YOU SIGN, DATE AND RETURN IT BEFORE THE ANNUAL MEETING.

     If you complete the proxy card except for the voting instructions, then your shares will be voted FOR the proposed election of the Class III Directors, FOR approval of the amendment to the 1997 Stock Option Plan, as amended, and FOR ratification of the selection of Ernst & Young, LLP as the independent accountant's of FTI Consulting for the 1999 fiscal year.


REVOKING YOUR PROXY

     If you decide to change your vote, you may revoke your proxy at any time before it is voted. You may revoke your proxy in any one of three ways:

     o You may notify the Assistant Secretary of FTI Consulting in writing that you wish to revoke your proxy.

     o    You may submit a proxy dated later than your original proxy.

     o You may attend the Annual Meeting and vote. Merely attending the Annual Meeting will not by itself revoke a proxy; you must obtain a ballot and vote your shares of common stock to revoke the proxy.

VOTE REQUIRED FOR APPROVAL


Proposal 1: Election of Three                The three  nominees for election as
 Class III  Directors                        Class III Directors who receive the
                                             most votes will be elected.  So, if
                                             you do not  vote  for a  particular
                                             nominee,  or you indicate "withhold
                                             authority to vote" for a particular
                                             nominee  on your proxy  card,  your
                                             vote will not count either "for" or
                                             "against" the nominee.

Proposal 2: Approval of Amendment            The affirmative  vote of a majority
 to the 1997 Stock Option Plan, as           of the  votes  cast  at the  Annual
 Amended                                     Meeting is  required to approve the
                                             amendment  to the 1997 Stock Option
                                             Plan, as amended.  If you "abstain"
                                             from voting,  your  abstention will
                                             not  count  as a vote  cast  for or
                                             against the proposal.

Proposal 3: Ratification of Selection of     The affirmative  vote of a majority
 Independent Accountants                     of the  votes  cast  at the  Annual
                                             Meeting is  required  to ratify the
                                             selection      of       independent
                                             accountants.  So, if you  "abstain"
                                             from voting,  your  abstention will
                                             not  count  as a vote  cast  for or
                                             against the proposal.


     If you hold your shares with a broker and you do not tell your broker how to vote, your broker has the authority to vote on Proposals 1 and 3, but does not have authority to vote on Proposal 2. If you do not tell your broker how to vote on Proposal 2, the effect will be that your vote will not count as a vote cast for or against the proposal.

     Quorum. On the record date for the Annual Meeting (April 22, 1999), 4,829,132 shares of common stock were issued and outstanding. A "quorum" must be present at the Annual Meeting in order to transact business. A quorum will be present if 2,414,567 shares of common stock are represented at the Annual Meeting, either in person (by the stockholders) or by proxy. If a quorum is not present, a vote cannot occur. In deciding whether a quorum is present, abstentions will be counted as shares of common stock that are represented at the Annual Meeting.


ADDITIONAL INFORMATION

     FTI Consulting, Inc.'s Annual Report to Stockholders for the fiscal year ended December 31, 1998, including consolidated financial statements, is being mailed to all stockholders entitled to vote at the Annual Meeting together with this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation material. That report tells you how to get additional information about FTI Consulting.

                 PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING

     We will present the following three proposals at the Annual Meeting. We have described in this proxy statement all the proposals that we expect will be made at the Annual Meeting. If we or a stockholder properly presents any proposal to the meeting, we will, to the extent permitted by applicable law, use your proxy to vote your shares of common stock on the proposal in our best judgment, if the proposal is submitted after March 19, 1999.

1.   ELECTION OF DIRECTORS

     FTI Consulting's Amended and Restated Articles of Incorporation, as amended, provide that the Company's Board of Directors will consist of three classes. The members of each class are elected for three-year terms. Pursuant to the By-Laws, as amended, the size of the Board is seven directors, of which the three directors denominated as Class III Directors are to be elected at the 1999 Annual Meeting. The terms of the Class I and Class II Directors will expire at the Annual Meetings of Stockholders to be held in 2000 and 2001, respectively.

     The nominees for election to the Board of Directors as Class III Directors are:

                                 Jack B. Dunn, IV
                                 Stewart J. Kahn
                                 Scott S. Binder

     Each director will be elected to serve for a three-year term, or thereafter until his replacement is chosen and qualifies. Of the nominees for Class III directors, Mr. Dunn is presently a member of the Board of Directors and has consented to serve as a director if elected. Messrs. Kahn and Binder are not currently board members. Mr. Binder has been nominated for election to fill a vacancy resulting from the 1998 resignation of Daniel Luczak as a Class III Director. Joseph Reynolds has decided not to stand for reelection at the 1999 Meeting and Stewart J. Kahn has been nominated for that directorship. Messrs. Kahn and Binder have also consented to serve as directors if elected. As part of a $13,000,000 investment by Allied Capital Corporation and Allied Investment Corporation in the Company, FTI Consulting agreed to use its best efforts to cause Mr. Binder's election to the Board. More detailed information about each of the nominees is available in the section of this booklet titled "The Board of Directors," which begins on page 10.

     If either of the nominees cannot serve for any reason (which is not anticipated), the Board of Directors may designate a substitute nominee or nominees. If that happens, we will vote all valid proxies for the election of the substitute nominee or nominees. The Board of Directors may also decide to leave the Board seat or seats open until a suitable candidate or candidates are located, or it may decide to reduce the size of the Board.

       THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE
                  NOMINEES FOR ELECTION AS CLASS III DIRECTORS.


2.   APPROVAL OF AMENDMENT TO THE 1997 STOCK OPTION PLAN, AS AMENDED

     FTI Consulting is asking you to approve the amendment to the 1997 Stock Option Plan, as amended (the "1997 Plan"), to increase the number of shares of common stock that FTI Consulting can issue upon exercise of options granted under the plan from 2,000,000 to 3,000,000. The amendment became effective as of April 21, 1999 contingent upon stockholder approval.

     What follows is a summary of the 1997 Plan as it will be if the stockholders approve the amendment. We intend for this to be a fair and complete summary of the Amended Plan, but we are also attaching the full text of the amended 1997 Plan as Exhibit A, which governs.


SUMMARY OF THE PLAN

     Purpose and Scope. FTI Consulting has used and intends to use the 1997 Plan to recruit, reward, and retain employee and non-employee directors and certain other service providers. Under the 1997 Plan the Board's Compensation Committee (or, if it chooses, the Board) may grant options for up to 3,000,000 shares. (As with the other numbers in this section of the proxy, the limit will change to reflect any changes in the number of FTI Consulting's shares of common stock if FTI Consulting issues stock dividends, splits its stock, or makes other specified changes.)

     Plan Administration. The 1997 Plan authorizes the Compensation Committee to administer the plan, unless the Board chooses to do so. (The term "Administrator" will cover whichever body is administering the plan.) The Administrator's authority includes granting options, determining which options are incentive stock options ("ISOs") and which are nonqualified stock options ("NQSOs"), determining the exercise price of the options granted, and exercising broad discretion to set or amend other terms (other than for Formula Options, as defined below). FTI Consulting may use funds received under the Plan for any general corporate purpose.

     Participants. The Administrator may grant options to all employees and directors of (and certain other service providers to) FTI Consulting and its subsidiaries, a total of approximately 430 persons as of April 15, 1999. (We will refer to persons who receive options as "optionees.") The Administrator may also grant options to replace options when FTI Consulting acquires another company and, where appropriate, to mirror the terms of those replaced options.

     Shares Available Under the 1997 Plan. The Administrator can currently grant options for up to 2,000,000 shares of common stock, less the number currently covered by options under this plan. The proposed amendment to the 1997 Plan would increase the number of authorized shares to 3,000,000. The shares of common stock will come from authorized but unissued shares or from shares of common stock FTI Consulting owns, including shares of common stock purchased on the market. If any option granted under the 1997 Plan expires or terminates before the optionee has fully exercised it, the shares subject to that option will be available for future grants under the 1997 Plan. Because the 1997 Plan provides for discretionary grants of options, FTI Consulting cannot predict the specific amounts particular persons will receive.

     As of April 15, 1999, there were 4,829,132 shares of common stock outstanding and 1,868,389 shares of common stock reserved for issuance upon exercise of outstanding options (of which 809,379 shares were granted under FTI Consulting's 1992 Stock Option Plan, which plan has been superseded by the 1997
Plan), for a total of 6,697,521 shares of common stock outstanding or reserved for issuance. If the stockholders approve the amendment to the 1997 Plan and options for all of the shares were granted under the 1997 Plan at this time, the 1,940,990 shares remaining under the 1997 Plan would constitute 22.47% of the shares of common stock that would be issued or reserved for issuance.

     Options. The Administrator can grant options (the right to purchase shares at a fixed price for up to a fixed length of time). Those options can be either NQSOs or ISOs. The primary difference between the two forms are that stricter tax rules and limits apply to ISOs.

     Individual Grant Limits. Under the 1997 Plan, the Administrator may not grant options for more than 500,000 shares to any individual in any plan year. Counting against this number would be any options granted in a year that expire or that the Administrator replaces within the same year. This limit assists compliance with the tax rule described below that may limit executive compensation deductions.

     ISO Limits. Three special limits apply to ISOs under the 1997 Plan. The first is that ISO treatment is limited based on when the options first become exercisable; only the first $100,000 of shares of common stock (valued as of the date of grant) that becomes exercisable under an individual's ISOs in a given year will receive ISO tax treatment. The second limitation is that the option price must at least equal to 100% of the fair market value of the shares on the date of grant of the option. The third limitation is that the option price for stockholders holding 10% or more of the outstanding shares of the common shares must at least equal 110% of the fair market value of FTI Consulting common stock.

     Option Price. The exercise price for all options (the price someone must pay for a share of common stock) is based on the market price when granted. (As of April 22, 1999, the fair market value as defined in the 1997 Plan and reported by the American Stock Exchange was $4.0625 per share, based on that day's closing price.) The Administrator must grant NQSOs with an exercise price at least equal to 50% of the fair market value on the date of grant. FTI Consulting does not receive separate consideration for the granting of awards, other than the services the participants provide.

     Option Exercise and Transfer Restrictions. An optionee employee can normally only exercise an option while employed by FTI Consulting, unless his or her employment or option agreement provides otherwise. If an optionee becomes disabled or dies, he or his estate will have up to 12 months to exercise the options. An optionee cannot transfer his options other than to someone after death.

     Director Formula Options. The 1997 Plan provides for an automatic grant of an NQSO for 16,000 shares when a non-employee director (an "Eligible Director") first joins the Board. These initial formula options become exercisable one-third a year after the date of grant, another third two years after the grant, and the final third three years after the grant. The 1997 Plan also provides for an automatic grant of an NQSO for 12,500 for any Eligible Director who remains in service beyond an Annual Meeting. These later options become exercisable one-half on the date six months after grant and the remaining one half on the first anniversary of the date of grant. Options will also become exercisable at the first to occur of the director's death, disability or attainment of age 70. The exercise price for options granted to Eligible
Directors will be the fair market value of the common stock on the date the option is granted. These options expire if not already exercisable when an Eligible Director leaves the Board. Exercisable options remain in place for their original term

     Option Expiration. Options will terminate no later than 10 years after their date of grant. However, options intended to be ISOs under the 1997 Plan will expire no later than five years after the date of grant if the optionee owns (or is treated as owning) more than 10% of the outstanding shares of common stock. The Administrator may not grant options under the 1997 Plan after March 25, 2007.

     Termination of Service. The Administrator has discretion to fix the period in which options granted to employees may be exercised after termination of employment. Exercisable options granted to Eligible Directors remain exercisable for the remaining term of the option unless the Board specifies otherwise.

     Substantial Corporate Changes. If FTI Consulting has a "substantial corporate change" (examples of which include total liquidation, sale of all of the shares of FTI Consulting, a merger in which it does not survive, or sale of substantially all of its assets), all options will automatically vest, subject to compliance with the "pooling of interest" accounting rules in applicable situations. In some circumstances, either an acquirer must assume or replace the options or the optionees will have some period of time before the transaction occurs to exercise options or take other actions with the options after which time the 1997 Plan will terminate

     Term of Options. Each option granted under the 1997 Plan will terminate no later than ten years after the date the option is granted. However, options intended to be ISOs granted to employees under the 1997 Plan will expire no later than five years after the date of the grant if the option is granted to an employee who owns (or is deemed to own) more than 10% of the outstanding common stock.

     Stockholder Approval. In general, stockholder approval will only be required after the initial approval for changes to the ISOs (or when the rules of the stock exchanges require submission) and only to the extent necessary to preserve their tax treatment. The Board may, as it is this time, submit the plan on other occasions.

     Amendments and Termination. The Board may at any time suspend, terminate, modify or amend the plan. No suspension, termination, modification or amendment of the plan may adversely affect any option previously granted, unless the optionee consents.


TAX CONSEQUENCES

     NONQUALIFIED SHARE OPTIONS An optionee will not be taxed when he receives an NQSO. When he exercises an NQSO, he will generally owe taxes on ordinary income on the difference between the value of the shares of common stock he receives and the price he pays, with the "spread" treated like additional salary for an employee. He may then owe taxes again if and when he sells the shares. That tax would be on the difference between the price he received for the share and his "basis," which is the sum of the price he originally paid plus the value of the shares on which he originally paid income taxes. Depending upon how long he held the shares before selling, he may be eligible for favorable tax rates for certain kinds of capital gains. In addition, FTI Consulting will receive an income tax deduction for any amounts of "ordinary income" to him.

     INCENTIVE STOCK OPTIONS. An optionee will not be taxed when he receives an ISO and will not be taxed when he exercises the ISO, unless he is subject to the alternative minimum tax ("AMT"). If he holds the shares of common stock purchased upon exercise of the ISO (the "ISO Shares") for more than one year after the date he exercised the option and for more than two years after the option grant date, he generally will realize long-term capital gain or loss (rather than ordinary income or loss) when he sells or otherwise disposes of the ISO Shares. This gain or loss will equal the difference between the amount realized upon such disposition and the amount paid for the ISO Shares.

     If the optionee sells the ISO Shares in a "disqualifying disposition" (that is, within one year from the date he exercises the ISO or within two years from the date of the ISO grant), he generally will recognize ordinary compensation income equal to the lesser of (i) the fair market value of the shares on the date of exercise minus the price he paid or (ii) the amount he realized on the sale. For a gift or another disqualifying disposition where a loss, if sustained, would not usually be recognized, he will recognize ordinary income equal to the fair market value of the shares on the date of exercise minus the price he paid. Any amount realized on a disqualifying disposition that exceeds the amount treated as ordinary compensation income (or any loss realized) will be a long-term or a short-term capital gain (or loss), depending, under current law, on whether he held the shares for at least 12 months. FTI Consulting can generally take a tax deduction on a disqualifying disposition corresponding to the ordinary compensation income he recognizes but cannot deduct the amount of the capital gains.

     Alternative Minimum Tax. The difference between the exercise price and the fair market value of the ISO Shares on the date of exercise is an adjustment to income for purposes of the AMT. The AMT (imposed to the extent it exceeds the taxpayer's regular tax) is a certain percentage of an individual taxpayer's alternative minimum taxable income that is lower than the regular tax rates but covers more income. Taxpayers determine their alternative minimum taxable income by adjusting regular taxable income for certain items, increasing that income by certain tax preference items, and reducing this amount by the applicable exemption amount. If a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those ISO Shares. Also, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced when the taxpayer sells by the excess of the fair market value of the ISO Shares at exercise over the amount paid for the ISO Shares.

     POTENTIAL LIMITATION ON COMPANY DEDUCTIONS. Code Section 162(m) denies a deduction to any publicly held corporation for compensation it pays to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. It is possible that compensation attributable to awards under the 1997 Plan, when combined with all other types of compensation a covered employee receives for the year from FTI Consulting, may cause this limitation to be exceeded in any particular year.

     The tax rules disregard certain kinds of compensation, including qualified "performance-based compensation," for purposes of the deduction limitation. Compensation attributable to options will qualify as performance-based compensation, provided that: (i) the plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period;
(ii) the stockholders approve that per-employee limitation; (iii) the option is granted by a compensation committee with voting members comprised solely of "outside directors"; and (iv) either the exercise price of the option is at least equal to the fair market value of the shares on the date of grant, or the option is granted (or exercisable) only upon the achievement (as certified by the compensation committee) of an objective performance goal established by the compensation committee while the outcome is substantially uncertain. FTI Consulting expects the options to qualify as performance-based compensation.

     The above TAX CONSEQUENCES section summarizes the general principles of current federal income tax law applicable to the purchase of shares of common stock under the 1997 Plan. While we believe that the description accurately summarizes existing provisions of the Internal Revenue Code of 1986, as amended, and its legislative history and regulations, and the applicable administrative and judicial interpretations, these statements are only summaries, and the rules in question are quite detailed and complicated. Moreover, legislative, administrative, regulatory or judicial changes or interpretations may occur that would modify such statements. Individual financial situations may vary, and state and local tax consequences may be significant. Therefore, no one should act based on this description without consulting his own tax advisors concerning the tax consequences of purchasing shares under the Plan and the disposing of those shares. In addition, different rules may apply if the optionee is subject to foreign tax laws or pays the exercise price using shares he already owns.


NEW PLAN BENEFITS

     Other than the formula grants to Eligible Directors, the Administrator makes grants under the 1997 Plan at its discretion. Consequently, we cannot fully determine the amount or dollar value at this time, other than to note that the Administrator has not granted options contingent on approval of the increase in shares under the 1997 Plan. The following formula benefits will be awarded under the 1997 Plan, as amended:


                                                                        NUMBER
               NAME AND POSITION                                       OF SHARES
-------------------------------------------------------------------   ----------
Jack B. Dunn, IV
 Chief Executive Officer ..........................................          *

Stewart J. Kahn
 President ........................................................          *

Joseph R. Reynolds, Jr.
 Vice Chairman of the Board and
 Chairman of Applied
 Sciences Consulting ..............................................          *

Patrick A. Brady
 Executive Vice President and
 Chief Operating Officer ..........................................          *

Theodore I. Pincus
 Executive Vice President and
 Chief Financial Officer ..........................................          *

Executive Officer Group ...........................................          *

Non-Executive Director Group ......................................     66,000

Non-Executive Officer Employee Group ..............................          *

----------
*    The  Administrator   expects  to  grant  options  to  executive   officers,
     non-executive officers and employees but those option grants have not been determined at this time.


 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.


3.   RATIFICATION OF ERNST & YOUNG, LLP AS INDEPENDENT ACCOUNTANTS

     The Audit Committee and the Board of Directors is seeking ratification of the appointment of Ernst & Young, LLP as FTI Consulting's independent accountants for the fiscal year ending December 31, 1999. Representatives from Ernst & Young, LLP will be available at the Annual Meeting to answer your questions and make a statement if they desire.


 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

                                 STOCK OWNERSHIP

     There were 4,829,132 shares of common stock of FTI Consulting, Inc. issued and outstanding on April 22, 1999. The following table shows how many shares of common stock (and securities that are currently, or will be within 60 days, convertible or exercisable for shares of common stock) on a fully converted basis were owned on April 15, 1999 by (1) each person who owned more than 5% of the issued and outstanding shares of common stock, (2) the directors and director nominees of FTI Consulting, (3) the Chief Executive Officer of FTI Consulting, (4) the other persons named in the "Executive Officers and Compensation--Summary Compensation Table" table on page 14, and (5) all executive officers and directors of FTI Consulting as a group. The owners have sole voting and investment power unless otherwise indicated. The address of the directors and named officers is c/o FTI Consulting, Inc., 2021 Research Drive, Annapolis, Maryland 21401.


                                                           NUMBER       PERCENT
                                                             OF           OF
         NAME AND ADDRESS OF BENEFICIAL OWNER              SHARES       SHARES
-----------------------------------------------------   ------------   --------
Grotech III Pennsylvania Fund, LP (1)(2) ............       27,840        0.6%
 9690 Deereco Road, Timonium, MD 21093
Grotech III Companion Fund, LP (2) (3) ..............       46,439        1.0%
 9690 Deereco Road, Timonium, MD 21093
Grotech Partners III, LP (2) (4) ....................      389,721        8.1%
 9690 Deereco Road, Timonium, MD 21093
Grotech Capital Group (4) ...........................       35,600        0.7%
9690 Deereco Road, Timonium, MD 21093
Joseph R. Reynolds, Jr. .............................      441,416        9.1%
Jack B. Dunn, IV (5) ................................      280,823        5.6%
Dennis J. Shaughnessy (4)(6) ........................       60,600        1.2%
State of Wisconsin Investment Board (7) .............      313,000        6.5%
 P.O. Box 7842, Madison, WI 53707
Investment Counselors of Maryland, Inc. (8) .........      381,000        7.9%
 803 Cathedral Street, Baltimore, MD 21201
Stewart J. Kahn (9) .................................      378,000        7.3%
George P. Stamas (10) ...............................       41,438        0.9%
Patrick A. Brady (11) ...............................      134,102        2.7%
Peter F. O'Malley (12) ..............................       59,063        1.2%
James A. Flick Jr. (13) .............................       49,331        1.0%
Theodore I. Pincus ..................................        1,000          *
All directors and executive officers as a group
 (9 persons) ........................................    1,445,773       25.4%

----------
*    Less than 1%.

(1) Includes 27,240 shares of common stock and a warrant currently exercisable for 600 shares of common stock.

(2) Includes 45,438 shares of common stock and a warrant currently exercisable for 1,001 shares of common stock.

(3) Includes 381,322 shares of common stock and a warrant currently exercisable for 8,399 shares of common stock.

(4) Grotech Capital Group, Inc. is the general partner of Grotech III Pennsylvania Fund, LP, Grotech III Companion Fund, LP and Grotech Partners III, LP. Dennis J. Shaughnessy, a director of FTI Consulting, is a Managing Director of Grotech Capital Group, Inc. Grotech Capital Group, Inc. has the right to exercise sole voting and dispositive power over the shares of common stock held by each Fund. Mr. Shaughnessy disclaims beneficial ownership of the shares of common stock and warrant shares held by Grotech III Pennsylvania Fund, LP, Grotech III Companion Fund, LP and Grotech Partners III, LP.

(5) Includes 218,093 shares of common stock issuable upon the exercise of options, which are currently exercisable or will become exercisable within 60 days, granted under the 1992 Stock Option Plan and 1997 Plan. Includes 12,730 shares of common stock over which Mr. Dunn and his wife, Elizabeth Dunn, share voting and investment power.

(6) Includes 26,000 shares of common stock and 35,600 shares of common stock issuable upon the exercise of options granted to Mr. Shaughnessy as a non-employee director of FTI Consulting, which are currently exercisable or will be exercisable within 60 days, under the 1992 Stock Option Plan and the 1997 Plan. Pursuant to an arrangement between Mr. Shaughnessy and Grotech Capital Group, Inc., Grotech Capital Group, Inc. has the sole right to exercise the options and exercise voting and investment power over the shares of common stock issuable on exercise of the options. Mr. Shaughnessy disclaims beneficial ownership of the options and such shares.

(7) Based on Schedule 13G filed with the Securities and Exchange Commission on February 4, 1999.

(8) Based on Schedule 13 G filed with the Securities and Exchange Commission on February 19, 1999.

(9) Includes 300,000 shares of common stock issuable on conversion of a currently convertible note, 60,000 shares of common stock issuable on exercise of a currently exercisable warrant and 18,000 shares of common stock.

(10) Includes 35,600 shares of common stock issuable upon the exercise of options, which are currently exercisable or will become exercisable within 60 days, granted under the 1992 Stock Option Plan and 1997 Plan. Includes 5,838 shares of common stock over which Mr. Stamas and his wife, Georgia Stamas, share voting and investment power.

(11) Includes 2,500 shares of common stock and 131,602 shares of common stock issuable upon the exercise of stock options, which are currently exercisable or will become exercisable within 60 days, granted under the 1992 Stock Option Plan and 1997 Plan.

(12) Includes 23,463 shares of common stock and 35,600 shares of common stock issuable upon the exercise of stock options, which are currently exercisable or will become exercisable within 60 days, granted under the 1992 Stock Option Plan and 1997 Plan.

(13) Includes 13,731 shares of common stock and 35,600 shares of common stock issuable upon the exercise of stock options, which are currently exercisable or will become exercisable within 60 days, granted under the 1992 Stock Option Plan and 1997 Plan.

                             THE BOARD OF DIRECTORS

MEMBERSHIP

     We have set forth below certain information regarding the members of FTI Consulting's Board of Directors. At the Annual Meeting, Jack B. Dunn, IV has been nominated for re-election as a Class III Director. Scott S. Binder has been nominated for election to fill the vacancy resulting from the 1998 resignation of Daniel Luczak as a Class III Director. Joseph Reynolds has decided not to stand for reelection at the 1999 Annual Meeting and Stewart J. Kahn has been nominated for that directorship.


CLASS III DIRECTOR NOMINEE

                                      DIRECTOR              PRINCIPAL OCCUPATION AND                 OTHER
          NOMINEE             AGE       SINCE                 BUSINESS EXPERIENCE                DIRECTORSHIPS
--------------------------   -----   ----------   -------------------------------------------   --------------
Jack B. Dunn, IV .........    48       1992       Mr.  Dunn  became  Chairman of the Board of        None
                                                  Directors  on  December  29,  1998.   Since
                                                  October 1995,  Mr. Dunn has served as Chief
                                                  Executive  Officer of FTI Consulting.  From
                                                  October 1995 to December 1998, he served as
                                                  President of FTI Consulting.  From May 1994
                                                  to  October   1995,   he  served  as  Chief
                                                  Operating  Officer of FTI Consulting.  From
                                                  October 1992  through  September  1995,  he
                                                  served as FTI Consulting's  Chief Financial
                                                  Officer.  Mr. Dunn is a limited  partner of
                                                  the Baltimore Orioles. Prior to joining FTI
                                                  Consulting,  he was a Managing  Director of
                                                  Legg Mason Wood Walker,  Incorporated;  and
                                                  directed its  Baltimore  corporate  finance
                                                  and investment banking activities.

Stewart J. Kahn ..........    55                  Mr.  Kahn has  served as  President  of FTI        None
                                                  Consulting  since  December 29,  1998.  Mr.
                                                  Kahn is also the  Chief  Executive  Officer
                                                  and a director of Kahn Consulting, Inc., an
                                                  accounting    and    financial     services
                                                  consulting firm, and KCI Management,  Inc.,
                                                  a servicing firm to Kahn Consulting,  Inc.,
                                                  which became wholly owned  subsidiaries  of
                                                  FTI Consulting in September 1998.  Prior to
                                                  September 1998, Mr. Kahn was a director and
                                                  President  of  Kahn   Consulting   and  KCI
                                                  Management, Inc. since 1989.

Scott S. Binder ..........    44                  Since 1997, Mr. Binder has been a Principal        None
                                                  with   Allied   Capital   Corporation,    a
                                                  Washington D.C. based firm which invests in
                                                  small to  medium  size  business  entities.
                                                  From 1985 until June 1997,  Mr.  Binder was
                                                  President of Overland Capital  Corporation,
                                                  an  owner  operator  of  cable   television
                                                  systems and radio stations. From April 1991
                                                  until  September  1998,  Mr.  Binder  was a
                                                  director of CIH,  Ltd. a  Washington,  D.C.
                                                  public affairs  consulting firm. Mr. Binder
                                                  is a certified public accountant.

                                   DIRECTOR          PRINCIPAL OCCUPATION AND                         OTHER
     CLASS I DIRECTORS       AGE    SINCE               BUSINESS EXPERIENCE                       DIRECTORSHIPS
--------------------------- ----- --------- ------------------------------------------ ----------------------------------

James A. Flick ............  64     1992     Mr.   Flick  is  the   President,   Chief  Mr.  Flick is a  director  of the
                                             Executive  Officer  and a director of the  Ryland Group,  Inc.,  Capital One
                                             Dome    Corporation,    a   real   estate  Financial Corporation,  Bethlehem
                                             development   and   management   services  Steel Credit Affiliates and Youth
                                             company.  He is  also  the  President  of  Services International, Inc.
                                             Winnow,  Inc. From 1991 through 1994, Mr.
                                             Flick was an Executive  Vice President of
                                             Legg Mason Wood Walker, Incorporated.

Peter F. O'Malley .........  60     1992     Mr.  O'Malley  currently  serves  as  the  Mr.  O'Malley  is a  director  of
                                             President of Aberdeen Creek  Corporation,  Potomac  Electric  Power Company,
                                             a   privately-held   company  engaged  in  Giant Foods, Inc. and Legg Mason,
                                             investment,   business   consulting   and  Inc.
                                             development  activities.  Mr. O'Malley is
                                             the  founder,  and since 1989 has been Of
                                             Counsel  to,  the law  firm of  O'Malley,
                                             Miles, Nylen & Gilmore.

                                   DIRECTOR          PRINCIPAL OCCUPATION AND                         OTHER
     CLASS II DIRECTORS      AGE    SINCE               BUSINESS EXPERIENCE                       DIRECTORSHIPS
--------------------------- ----- --------- ------------------------------------------ ----------------------------------

Dennis J. Shaughnessy .....  51     1992     Mr. Shaughnessy is a Managing Director of  Mr.  Shaughnessy is a director of
                                             Grotech  Capital  Group,  Inc., a venture  TESSCO  Technologies,  Inc., U.S.
                                             capital firm  headquartered  in Timonium,  Vision, Inc. and Polk Audio, Inc.
                                             Maryland.  Prior to  becoming  a Managing
                                             Director  of  Grotech  Capital  Group  in
                                             1989,  Mr.   Shaughnessy  was  the  Chief
                                             Executive  Officer of CRI  International,
                                             Inc.

George P. Stamas ..........  48     1992     Since April 1996,  Mr.  Stamas has been a               None
                                             Partner  with  the law  firm  of  Wilmer,
                                             Cutler  &  Pickering.  Prior  to  joining
                                             Wilmer, Cutler & Pickering in April 1996,
                                             Mr.  Stamas was a partner in the law firm
                                             of Piper & Marbury. Mr. Stamas is counsel
                                             to,  and  a  limited   partner   of,  the
                                             Baltimore  Orioles.   Wilmer,   Cutler  &
                                             Pickering  is one of  several  law  firms
                                             that provide  services to FTI Consulting,
                                             Inc.


BOARD ORGANIZATION AND MEETINGS

     Pursuant to the By-Laws, as amended, currently the size of the Board is seven members. During a portion of 1998 there was one vacancy on the Board of Directors resulting from the resignation of a Class III Director. During the fiscal year ended December 31, 1998, FTI Consulting's Board of Directors met seven times, held no telephone meetings and took action by unanimous written consent one time. Except as noted, each of the current nominees who was a director and every other director attended at least 75% of the total Board meetings and meetings of committees of the Board of Directors that the member was eligible to attend.

     The Board of Directors has the following committees:

     Audit Committee. The Audit Committee makes recommendations to the Board of Directors concerning the engagement of independent accountants; reviews with the independent accountants the plans and results of the audit engagement; approves professional services provided by the independent accounts; reviews the independence of the accountants; considers the range of audit and non-audit fees and reviews the adequacy of internal accounting controls. The Audit Committee met three times, held no telephone meetings and did not act by unanimous written consent in 1998. The members of the Audit Committee are: James A. Flick, Jr., Peter F. O'Malley and Dennis J. Shaughnessy.

     Compensation Committee. The Compensation Committee makes recommendations to the Board of Directors with respect to the compensation of executive officers of FTI Consulting and administers its stock option plans, incentive plans and employee benefit plans. The Compensation Committee met one time, held one telephone meeting and acted seven times by unanimous written consent in 1998. The members of the Compensation Committee are: James A. Flick, Jr., Peter F. O'Malley and Dennis J. Shaughnessy.


COMPENSATION OF DIRECTORS

     FTI Consulting reimburses its directors for their out-of-pocket expenses incurred in the performance of their duties as directors of FTI Consulting. FTI Consulting does not pay fees to its directors for attendance at meetings. Non-employee directors are eligible to receive grants of options to acquire shares of common stock under the 1997 Plan. Under the 1997 Plan, each Eligible Director elected after May 1998 will receive options for 16,000 shares of common stock at the fair market value on the date of grant. The initial option grants will become exercisable one third after six months, two-thirds after one year and in full after two years from the date of grant and will have a term of ten years. Each Eligible Director director who is elected or continues as a non-employee director after an Annual Meeting will automatically be granted an option to purchase 12,500 shares of common stock at the fair market value on the date of grant. These options will become exercisable one half after six months and in full after one year from the date of grant and will have a term of ten years. Mr. Binder, who is standing for election, would be an Eligible Director of FTI Consulting and, if elected, will receive options for 16,000 shares of common stock. The other Eligible Directors are Messrs. O'Malley, Flick, Stamas and Shaughnessy. At April 15, 1999, 427,200 non-qualified stock options have been granted to non-employee directors, of which 402,200 options are currently exercisable and 25,000 options will become exercisable within 60 days.

                      EXECUTIVE OFFICERS AND COMPENSATION

     The following table and biographical descriptions set forth the name, age and principal occupations during the past five years for each executive officer who is not also a director of FTI Consulting. The information is as of April 15, 1999, unless otherwise indicated.

                                             OFFICER                               PRINCIPAL BUSINESS
             NOMINEE                 AGE      SINCE                          EXPERIENCE FOR PAST FIVE YEARS
---------------------------------   -----   ---------   -----------------------------------------------------------------------

Patrick A. Brady ................    45       1984      Mr. Brady has been the Executive  Vice  President  and Chief  Operating
                                                        Officer of FTI Consulting  since 1996. From 1994 to 1996, Mr. Brady was
                                                        Executive Vice President and General  Manager of Visual  Communications
                                                        and Trial Consulting  Services for FTI Consulting.  Prior to that time,
                                                        Mr. Brady spent ten years with FTI Consulting  specializing  in project management and the development of project management  methodologies for dealing  with  major  failure  investigations  and  complex  litigation matters.

Theodore I. Pincus ..............    56       1999      Mr. Pincus has been the Executive  Vice  President and Chief  Financial
                                                        Officer of FTI  Consulting  since  April  1999.  Prior to  joining  FTI
                                                        Consulting, Mr. Pincus was Executive Vice President and Chief Financial
                                                        Officer  of Nitinol  Medical  Technologies  in Boston  from May 1995 to
                                                        March  1999  and  was  President  of  the  Pincus  Group,  a  financial consulting firm, from December 1989 to May 1995. Earlier in his career, he rose to  Partner  at  Ernst &  Young  and was  Partner-in-Charge  of
                                                        Management  Consulting in the New York Region of KMG Main Hurdman, both public accounting firms. He is a certified public accountant.

Joseph R. Reynolds, Jr. .........    57       1982      Mr. Reynolds has served as Vice Chairman of the Board of FTI Consulting since January 1996 and will  continue to serve in that  position  until the  Annual  Meeting.  In  gratitude  and  recognition  of his years of service,  the Board  has  decided  to make Mr.  Reynolds  its  honorary
                                                        (non-voting)  Chairman-Emeritus effective following the Annual Meeting.
                                                        Mr.  Reynolds has been Chairman,  Applied  Sciences  Consulting for FTI
                                                        Consulting  since January 1996. Mr. Reynolds  co-founded FTI Consulting in 1982 and served as FTI  Consulting's  President  from September 1988 until  January 1996.  Mr.  Reynolds has  twenty-five  years of forensic engineering  experience.  Mr. Reynolds was the founding Chairman of The
                                                        Johns Hopkins  University Society of Engineering Alumni and is a member of the National  Advisory Council for the School of Engineering and the
                                                        Executive   Committee   for  the  Johns   Hopkins   University   Alumni
                                                        Association.

     The executive officers are elected by the Board of Directors and hold office until their successors are elected and qualify.

                           SUMMARY COMPENSATION TABLE

     We have set forth below, for the periods indicated, certain information concerning the cash and non-cash compensation earned by FTI Consulting's (i) Chief Executive Officer, and (ii) four most highly compensated persons who were serving as executive officers of FTI Consulting on December 31, 1998.

                                                                                               LONG-TERM
                                                   ANNUAL COMPENSATION                    COMPENSATION AWARDS
                                  ------------------------------------------------------ ---------------------
                                                                                               SECURITIES
                                                                          OTHER ANNUAL    UNDERLYING OPTIONS/      ALL OTHER
   NAME AND PRINCIPAL POSITION     FISCAL YEAR   SALARY(1)     BONUS    COMPENSATION(2)         SARS(#)         COMPENSATION(3)
--------------------------------- ------------- ----------- ---------- ----------------- --------------------- ----------------
Jack B. Dunn (4) ................     1998       $312,000    $ 60,000       $ 7,300              40,000             $3,800
 Chairman and Chief                   1997       $242,700    $110,600       $ 3,880              80,000             $3,800
 Executive Officer                    1996       $215,000      None         $ 2,800              94,000             $3,000

Stewart J. Kahn (5) .............     1998       $142,900      None         $   850             100,000              None
 President

Joseph R. Reynolds, Jr. .........     1998       $213,362    $  7,350       $15,900               None              $2,900
 Vice Chairman of the Board           1997       $184,400    $ 20,000       $13,900               None              $3,000
 and Chairman, Applied                1996       $197,000    $ 20,000       $10,700               None              $3,200
 Sciences Consulting

Patrick A. Brady ................     1998       $241,500    $ 10,000       $ 1,100               None              $3,500
 Executive Vice President             1997       $205,200    $ 92,900       $   600             150,000             $3,600
 and Chief Operating Officer          1996       $181,000      None         $   700              33,600             $3,000

Gary Sindler ....................     1998       $192,100      None         $ 2,400               None              $3,300
 Executive Vice President,            1997       $162,100    $ 75,200       $ 1,300             100,000             $3,500
 Chief Financial Officer and          1996       $ 73,000      None         $ 2,700              30,000             $  600
 Secretary (6)

----------
(1) Includes amounts earned but deferred at the election of the executive officer, such as salary deferrals under FTI Consulting's 401(k) Plan established under Section 401(k) of the Code.

(2) These amounts represent FTI Consulting's payment of matching and discretionary contributions to FTI Consulting's 401(k) Plan, life insurance and long-term disability coverage. FTI Consulting's 401(k) contributions for 1998 for Messrs. Dunn, Kahn, Reynolds, Brady and Sindler were $4,500, $850, $10,000, $ 0 and $1,000, respectively. The additional life insurance premiums paid by FTI Consulting for 1998 for Messrs. Dunn, Kahn, Reynolds, Brady and Sindler were $2,500, $500, $5,700, $900 and $1,100, respectively.

(3) These amounts represent FTI Consulting's payments for automobile expenses provided to the named officers.

(4)  Mr. Dunn ceased to serve as President on December 29, 1998.

(5) Mr. Kahn assumed the position of President of FTI Consulting on December 29, 1998. Mr. Kahn did not earn any compensation in that position during 1998. Mr. Kahn is also employed under a written employment agreement as Chief Executive Officer of Kahn Consulting, Inc. and KCI Management, Inc., wholly owned subsidiaries of FTI Consulting. The amounts reported in this Table were earned by Mr. Kahn for serving in those positions.

(6) Mr. Sindler resigned all of his offices with FTI Consulting effective February 15, 1999. Mr. Sindler will remain an employee of FTI Consulting until December 31, 1999 or such earlier date as he and FTI Consulting shall agree. Mr. Sindler will retain the rights to his options until such time as he is no longer an employee.

                        OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth the options granted to FTI Consulting's named officers during the fiscal year ended December 31, 1998:

                                                                                        POTENTIAL REALIZABLE
                                                  INDIVIDUAL GRANTS                             VALUE
                               ------------------------------------------------------- AT ASSUMED ANNUAL RATES
                                                   PERCENT OF                               OF STOCK PRICE
                                   NUMBER OF      TOTAL OPTIONS                         APPRECIATION FOR OPTION
                                   SECURITIES      GRANTED TO                                    TERM
                                   UNDERLYING     EMPLOYEES IN   EXERCISE   EXPIRATION ------------------------
             NAME               OPTIONS GRANTED    FISCAL YEAR   PRICE(1)      DATE       5%(2)      10% (2)
------------------------------ ----------------- -------------- ---------- ----------- ----------- ------------
Jack B. Dunn (3) (4) .........       10,000       1.8%          $ 16.08        2-08     $104,520    $274,968
                                     10,000       1.8             19.59        4-08      127,335     334,989
                                     10,000       1.8              9.90        7-08       64,350     169,290
                                     10,000       1.8              4.50       10-08       29,250      76,950
Stewart J. Kahn (3) ..........      100,000      17.9              5.50        9-08      357,500     940,500
Joseph R. Reynolds ...........           --        --                --          --           --          --
Patrick A. Brady .............           --        --                --          --           --          --
Gary Sindler (5) .............           --        --                --          --           --          --

----------
(1) All options were granted at or above the fair market value of FTI Consulting's common stock on the date of grant as reported on the Nasdaq National Market.

(2) The dollar amounts under these columns are the results of calculations at assumed compounded rates of stock appreciation of five percent (5%) and ten percent (10%) from the date of the grant to the expiration date of the options. The potential realizable value is reported net of the option price, but before income taxes associated with exercise These assumed rates of growth were selected by the SEC for illustration purposes only. They are not intended to forecast possible future appreciation, if any, of FTI Consulting's stock price. No gain to the optionees is possible without an increase in stock prices, which will benefit all stockholders. A zero percent (0%) gain in stock price will result in a zero percent (0%) benefit to optionees.

(3) Options become exercisable one-third on the first anniversary of the date of grant, two-thirds on the second anniversary of the date of grant and in full on the third anniversary of the date of grant.

(4) Mr. Dunn receives an option grant for 10,000 shares of common stock on the day following the announcement of each quarterly earnings release. Such options are granted with an exercise price 10% higher than the fair market value of FIT Consulting's common stock on the date of grant and become fully exercisable upon an increase of 25% in the market value of the common stock but not earlier than one year after the first anniversary of the date of grant.

(5) Mr. Sindler resigned all of his offices with FTI Consulting effective February 15, 1999. Mr. Sindler will remain an employee of FTI Consulting until December 31, 1999 or such earlier date as he and FTI Consulting shall agree. Mr. Sindler will retain the rights to his options until such time as he is no longer an employee.


AGGREGATED OPTION EXERCISES IN FISCAL 1998 AND VALUE OF OPTIONS AT DECEMBER 31, 1998

     The following table sets forth the options exercised by the named officers during the fiscal year ended December 31, 1998:

                                                                   NUMBER OF SECURITIES
                                                                  UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                       OPTIONS HELD              IN-THE-MONEY OPTIONS
                                                                 AT FISCAL YEAR-END(2)(#)      AT FISCAL YEAR-END($)(3)
                              SHARES ACQUIRED       VALUE      ----------------------------- ----------------------------
            NAME               ON EXERCISE(#)   REALIZED($)(1)  EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
---------------------------- ----------------- --------------- ------------- --------------- ------------- --------------
Jack B. Dunn ...............      40,000           $454,800       218,093         76,666        $45,059          --
Stewart J. Kahn ............          --                 --            --        100,000             --          --
Joseph R. Reynolds .........          --                 --            --             --             --          --
Patrick A. Brady ...........       2,000             23,625       131,602         49,998             --          --
Gary Sindler(4) ............          --                 --        86,667         43,333             --          --

----------
(1) Based on the Fair Market Value of FTI Consulting's shares of common stock on the date of exercise (the closing price) minus the exercise price and multiplied by the number of shares acquired.

(2) Includes both "in-the-money" and "out-of-the-money" options. "In-the-money" options are options with exercise prices below the market price of FTI Consulting's common stock on December 31, 1998.

(3) Based on the closing price of FTI Consulting's common stock on December 31, 1998 ($3.38) minus the exercise price.

(4) Mr. Sindler resigned all of his offices with FTI Consulting effective February 15, 1999. Mr. Sindler will remain an employee of FTI Consulting until December 31, 1999 or such earlier date as he and FTI Consulting shall agree. Mr. Sindler will retain the rights to his options until such time as he is no longer an employee.


EMPLOYMENT ARRANGEMENTS

     FTI Consulting entered into employment agreements with Messrs. Dunn and Reynolds, effective January 1, 1996, that contained automatic provisions for extension of the employment term. As of April 22, 1999, each contract is scheduled to expire at the close of business on December 31, 2001, but the contract will be extended for an additional year on December 31 of each year unless by that date either party gives notice of his intention not to further extend the term. Without further action, the contracts will expire in any event at the close of business on December 31, 2005.

     Each of Messrs. Dunn' and Reynolds' employment agreements terminate upon the death or disability of the executive; termination of the executive's employment for or without cause; or resignation of the executive voluntarily or for good reason. The agreements provide for annual review. In addition, Mr. Reynolds is eligible to receive an annual bonus calculated as 1.8% of the earnings of the Applied Sciences Consulting group 90 days after the end of each fiscal year.

     If FTI Consulting were to terminate Mr. Dunn's or Mr. Reynolds' employment without cause or the executive resigned for certain specified good reasons, he would be entitled to severance benefits equal to the amount of his annual salary for the remainder of the contract term ("Severance Period"), plus a bonus based upon the average annual percentage of salary he received as a discretionary bonus over the three years immediately preceding termination. The agreements provide that during the Severance Period Messrs. Dunn and Reynolds would continue to be treated as executives for purposes of all of the benefit programs of FTI Consulting described in the agreements, except that medical, life insurance, and related benefits would cease if comparable benefits were provided by successor employers. In addition, Messrs. Dunn and Reynolds would be entitled to elect to be paid a lump sum or other agreed severance allowance in lieu of the severance benefits described above in an amount of cash agreed upon by the executives and FTI Consulting that would equal the then present fair market value of the amount of the severance benefits otherwise payable.

     Kahn Consulting, Inc. entered into a revised employment agreement with Mr. Kahn effective September 17, 1998, when FTI Consulting acquired Kahn Consulting. Under this agreement, Mr. Kahn serves as chief executive officer of Kahn Consulting, Inc. and KCI Management, Inc. Since December 29, 1998, he has also served as President of FTI Consulting. FTI Consulting is a third-party beneficiary of the agreement and therefore may take action on its own to enforce the agreement even though it is not specifically a party to it. The expiration date under the contract is September 17, 2002, but the contract may be terminated earlier or extended later than that date.

     The Kahn employment agreement terminates upon Mr. Kahn's death or (at the election of Kahn Consulting, Inc. or FTI Consulting) disability; termination of Mr. Kahn's employment for or without cause; or resignation by Mr. Kahn voluntarily or for good reason. The agreement provides for annual review of Mr. Kahn's salary by the Chief Executive Officer of FTI Consulting. Mr. Kahn is eligible for an annual bonus equal to 12.5% of the excess over $3,000,000 of earnings of Kahn Consulting, Inc. (before interest, income taxes, goodwill amortization, and certain overhead costs) if this earnings amount exceeds 25% of the total revenues of Kahn Consulting, Inc. and other operations under its supervision. FTI Consulting or Kahn Consulting, Inc. will pay any bonus within 75 days after the end of the applicable fiscal year.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Compensation Philosophy. Our goal is to design and administer an executive compensation program to (i) attract and retain qualified executive officers,
(ii) reward executive officers for performance in achieving FTI Consulting's business objectives and enhancing stockholder value, (iii) align the executive officers' interests with those of the stockholders, and (iv) provide incentives for the creation of long-term stockholder value. The key elements of executive compensation are base salary, annual incentive and performance bonuses, and equity options. We review and approve FTI Consulting's policies and practices regarding executive compensation, including (a) base salary levels, (b) incentive compensation plans and related performance awards, and (c) long-term incentives, principally equity option awards.

     We believe that compensation must be competitive, as well as directly and materially linked to FTI Consulting's performance. In administering compensation program, our objectives include the following: attracting and retaining executive talent, motivating executives to maximize operating performance, measuring performance on both an individual and a company-wide basis, reflecting FTI Consulting's progress in meeting growth and profitability targets, and linking executive and stockholder interests through the grant of stock options and other equity-based compensation.

     The key components of FTI Consulting's executive compensation program have historically consisted of salary, annual incentive bonuses and stock options. The long-term compensation of FTI Consulting's executive officers has consisted primarily of stock options. The short-term compensation has consisted principally of base salary and a cash bonus. Our policy with respect to each of these elements is discussed below.

     Base Salary Levels. We believe that base salary levels at FTI Consulting are reasonably related to the salary levels of executive officers of comparable companies at similar stages of development. The Board and we set base salaries and determined other compensation for 1998 based on those factors. Some of the senior executives have employment agreements that set floors on base salary and other elements of compensation for their contract terms, but we can increase the base salary at any point. We expect that any such increases will take into account such factors as individual past performance, changes in responsibilities, changes in pay levels of companies we consider comparable, and inflation.

     Bonus Awards. FTI Consulting uses performance bonuses to reflect the level of involvement and success of its executive officers in advancing corporate goals. The awards earned depend on the extent to which FTI Consulting and individual performance objectives are achieved. FTI Consulting's objectives consist of operating, strategic and financial goals that are considered to be critical to the our fundamental long-term goal of building stockholder value. For fiscal year 1998, these objectives were: (i) evaluating, negotiating, and reaching agreement as to expansion of the business and its prospects, (ii) implementation of the planned growth of FTI Consulting, (iii) continued advances toward project goals in consolidation and management, and (iv) progress in certain financial and administrative activities. The Compensation Committee awarded $70,000 in bonuses to named officers for fiscal year 1998 in the early part of the year. We take into account the targets and recommendations made by the Chief Executive Officer in this process. In reaction to certain difficulties FTI Consulting faced before year's end, we did not follow past practices and did not award further bonuses for the year.

     Long-Term Incentive Compensation. The Board and stockholders approved the 1997 Plan as the principal means of providing long-term incentives. We believe that the use of equity incentives better aligns the interest of executive officers with those of stockholders and promotes long-term stockholder value than does cash alone. We administer the 1997 Plan, determine the terms of the options and the number of shares of common stock subject to option grants, and set significant terms. In setting the grants, we relied on our own experience and that of our financial and other advisers.

     Compensation of the Chief Executive Officer. We use the same procedures described above in setting the annual salary, bonus, and long-term incentive compensation of the Chief Executive Officer (the "CEO"). The Board had established the CEO's salary for this report's period by contract, and we had granted him incentive stock options and nonqualified stock options. He continued to receive formula grants of options under a program we had previously established. In considering the CEO's compensation, we considered FTI
Consulting's achievements of some of its performance goals and further considered key subjective factors such as the CEO's work in negotiating and supervising acquisitions, rebuilding a management team, recruiting and retaining highly qualified individuals. In awarding any future long-term incentive compensation, we will consider the CEO's performance, overall contribution to the Company, retention of employees, the number of options not yet exercisable and the total number of options to be granted.

     Compensation Deduction Limit. The Securities and Exchange Commission (the "SEC") requires that this report comment on FTI Consulting's policy with respect to a special rule under the tax laws, Section 162(m) of the Internal Revenue Code. That section can limit the deductibility on a Subchapter C corporation's federal income tax return of compensation of $1.0 million to any of the named officers.

     A company can deduct compensation (including from exercising options) outside that limit if it pays the compensation under a plan that its stockholders approve and that is performance-related and non-discretionary. Option exercises are typically deductible under such a plan if granted with exercise prices at or above the market price when granted. Our policy with respect to this section is to make every reasonable effort to ensure that compensation complies with Section 162(m), while simultaneously providing FTI Consulting's executives with the proper incentives to remain with and increase the prospects of FTI Consulting. FTI Consulting did not pay any compensation with respect to 1998 that would be outside the limits of Section 162(m).

                                             Compensation Committee

                                             James A. Flick, Jr.
                                             Peter F. O'Malley
                                             Dennis J. Shaughnessy


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During the fiscal year ended December 31, 1998, FTI Consulting, Inc. or its subsidiaries entered into the following transactions involving an executive officer, director, nominee for election as a director, or 5% or greater stockholder.


OFFICERS

     Stewart J. Kahn is the President of FTI Consulting and the Chief Executive Officer of Kahn Consulting, Inc. ("KCI") and KCI Management, Inc. ("KCIM"), subsidiaries of FTI Consulting. FTI Consulting acquired KCI and KCIM on September 17, 1998. Mr. Kahn was a stockholder of KCI and KCIM. FTI Consulting acquired KCI and KCIM pursuant to a stock purchase agreement for aggregated consideration of $20,000,000, of which $10,000,000 was paid in cash and $10,000,000 was in the form of promissory notes. Of that amount, Mr. Kahn received $5,000,000 in cash and $5,000,000 in promissory notes payable as follows: (1) $2,500,000 on September 15, 1999 and (2) $2,500,000 on June 30,
2000. The notes provide for simple interest to accrue at the rate of 7.5% per annum.

     As of March 31, 1999, FTI Consulting and the holders of promissory notes issued in connection with the acquisitions of Kahn and KCIM, including Mr. Kahn, agreed to restructure the notes. Mr. Kahn's note was restructured to provide for payment in the following manner: (1) $500,000 was paid as of March 31, 1999 and
(2) $4,500,000 will mature on June 30, 2002 at which time the principal balance and all accrued interest will be payable in full. Of the $4,500,000, $1,500,000 accrues interest at the rate of 6% and $3,000,000 accrues interest at the rate of 9.25%. The note for $1,500,000 is convertible at the option of the holder at any time for 300,000 shares of common stock based on a conversion price of $5.00 per share. In connection with the restructuring of the notes, FTI Consulting issued to Mr. Kahn a warrant exercisable for 60,000 shares of common stock at an exercise price of $3.21 per share. The warrant expires March 31, 2004, five years from the date of issuance.


DIRECTORS

     During 1998, Wilmer, Cutler & Pickering, of which George P. Stamas, a director of FTI Consulting, is a Partner, provided legal services to FTI Consulting. During 1998, FTI Consulting incurred legal fees in the aggregate amount of $336,771 for legal services from Wilmer, Cutler & Pickering.


DIRECTOR NOMINEES

     Scott S. Binder is a Principal of Allied Capital Corporation. In March 1999, FTI Consulting issued $13,000,000 of subordinated debentures bearing interest at 9.25% per annum through June 2000, and 12% per annum thereafter, until maturity in March 2004, of which $5,700,000 were purchased by Allied Capital

Corporation and $7,300,000 were purchased by Allied Investment Corporation. The subordinated debentures are secured by a second priority interest in all of the assets of FTI Consulting, and prohibits the payment of dividends without the consent of the lender. In connection with the issuance of the subordinated debentures, the lender was issued warrants to purchase an aggregate of 392,505,73 shares of common stock at an exercise price of $3.205 per share, of which a warrant exercisable for 172,098.67 shares of common stock was issued to Allied Capital Corporation and a warrant exercisable for 220,407.06 shares of common stock was issued to Allied Investment Corporation. If the debentures are paid in full before the close of business on June 30, 2000, the number of shares of common stock that are issuable on exercise of the warrant issued to Allied Capital Corporation will be reduced to 111,713.17 and the number of shares of common stock that are issuable on exercise of the warrant issued to Allied Investment Corporation will be reduced to 143,071.25. The right to exercise the warrants will expire six years after the date the debentures are paid in full.


                                OTHER INFORMATION

COMPANY PERFORMANCE

     The following graph compares the cumulative total stockholder return on the common stock of the FTI Consulting from May 8, 1996 (the date the shares of common stock were first offered and sold to the public at the initial public offering price of $8.50 per share) through December 31, 1998 with the cumulative total return of forty percent (40%) and the cumulative total return of The Nasdaq Stock Market ("Nasdaq") (U.S.) Index and a peer group index comprised of Charles River Associates, Inc., Engineering Animation Inc., Esquire Communications Ltd., Exponent Inc., FYI Inc., Hagler Bailly Inc., Kroll O Gara Co., Lai Worldwide Inc., Metzler Group Inc. and Profit Recovery Group International Inc. (collectively, the "Peer Group") Index. FTI Consulting's common stock price and the price of the Nasdaq (U.S.) Index are published daily. The Peer Group Index was compiled by FTI Consulting as of March 31, 1999.

     The graph assumes an investment of $100 in each of FTI Consulting, the Nasdaq (U.S.) Index and the Peer Group on May 8, 1996. The comparison assumes that all dividends, if any, are reinvested into additional shares of common stock during the holding period.




Research Data Group                                       Total Return Worksheet


                                                                 Begin:   5/8/96
                                                                  FYE:  12/31/97
FTI Consulting, Inc. (FCN)                                        End:  12/31/98



                            Beginning
        Transaction Closing   No. of     Dividend   Dividend    Shares    Ending  Cum. Tot.
Date*       Type    Price**   Shares***  per Share    Paid    Reinvested  Shares   Return

5/8/96     Begin      8.500    11.76                                      11.765   100.00

12/31/96  Year End    9.750    11.76                                      11.765   114.71

12/31/97  Year End   12.500    11.76                                      11.765   147.06

12/31/98    End       3.375    11.76                                      11.765    39.71


*   Specified ending dates or ex-dividend dates.
** All Closing Prices and Dividends are adjusted for stock splits and stock dividends.
***'Begin Shares' based on $100 investment.




                                                                             Fcn

                                    4/22/99

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based on our records and other information, we believe that our directors and officers who are required to file reports under Section 16 reported all transactions in FTI Consulting's shares of common stock and derivative securities, including options for shares and warrants for shares, on a timely basis during the fiscal year ended December 31, 1998, except that (1) Patrick A. Brady filed the Form 4 to report the April 28, 1998 acquisition of 2,000 shares of common stock on exercise of stock options on May 12, 1998 rather than May 11, 1998, and (2) Dennis J. Shaughnessy and George P. Stamas filed the Forms 5 for the fiscal year ended December 31, 1998 on February 17, 1998 instead of February 16, 1998.


PROPOSALS FOR THE 1999 ANNUAL MEETING

     If  you  want  to  include  a  proposal  in the  proxy  statement  for  FTI
Consulting's  2000 Annual Meeting,  send the proposal to FTI  Consulting,  Inc.,
Attn: Theodore I. Pincus, Executive Vice President and Chief Financial Officer, at 2021 Research Drive, Annapolis, Maryland 21401. Proposals must be received on or before January 28, 2000 to be included in next year's proxy statement. Please note that proposals must comply with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as well as the requirements of FTI Consulting's Amended and Restated Articles of Incorporation, as amended, and By-Laws, as amended. FTI Consulting will be able to use proxies given to it for next year's meeting to vote for or against any such proposal at FTI Consulting's discretion unless the proposal is submitted to FTI Consulting on or before March 13, 2000.

                                                                       EXHIBIT A

                              FTI CONSULTING, INC.
                       1997 STOCK OPTION PLAN, AS AMENDED

PURPOSE...................  FTI Consulting,  Inc., a Maryland corporation ("FTI"
                            or the "Company"), wishes to recruit, reward, and retain employees and outside directors. To further these objectives, the Company hereby sets forth the FTI Consulting, Inc. 1997 Stock Option Plan (the "Plan"), effective, as of March 25, 1997 (the "Effective Date"), to provide options ("Options") to employees and outside directors to purchase shares of the Company's common stock (the "Common Stock").

OPTIONEES.................  All  Employees of FTI and the Eligible  Subsidiaries
                            are eligible for option grants under this Plan, as are the directors of FTI and the Eligible Subsidiaries who are not employees ("Eligible Directors"). Eligible employees and directors become optionees when the Administrator grants them an option under this Plan. The Administrator may also grant options to certain other service providers. The term optionee also includes, where appropriate, a person authorized to exercise an Option in place of the original recipient.

                            Employee means any person employed as a common law employee of the Company or an Eligible Subsidiary.

ADMINISTRATOR.............  The Administrator will be the Compensation Committee of the Board of Directors of FTI (the "Compensation Committee"). The Board may also act under the Plan as though it were the Compensation Committee.

                            The Administrator is responsible for the general operation and administration of the Plan and for carrying out its provisions and has full discretion in interpreting and administering the provisions of the Plan. Subject to the express provisions of the Plan, the Administrator may exercise such powers and authority of the FTI Board as the Administrator may find necessary or appropriate to carry out its functions. The Administrator may delegate its functions (other than those described in the GRANTING OF OPTIONS section) to officers or employees of FTI.

                            The Administrator's powers will include, but not be limited to, the power to amend, waive or extend any provision or limitation of any Option other than a Formula Option. The Administrator may act through meetings of a majority of its members or by unanimous consent.

GRANTING   OF   OPTIONS...  Subject to the terms of the Plan, the  Administrator
                            will,   in  its  sole   discretion,   determine  the
                            recipients  of  option  grants,  the  terms  of such
                            grants, the schedule for  exercisability  (including
                            any  requirements  that the  optionee or the Company
                            satisfy   performance   criteria),   the   time  and
                            conditions for expiration of the Option, and the form of payment due upon exercise.

                            The Administrator's determinations under the Plan need not be uniform and need not consider whether possible optionees are similarly situated.

                            Options granted to employees may be nonqualified stock options ("NQSOs") or incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), or the corresponding provision of any subsequently enacted tax statute. Options granted to Eligible Directors must be NQSOs.

                            The Administrator may also grant Options in substitution for options held by individuals who become employees of the Company or of an Eligible Subsidiary as a result of the Company's acquiring the individual's employer. If necessary to conform the Options to the options for which they are substitutes, the Administrator may grant substitute Options under terms and conditions that vary from those the Plan otherwise requires.

DATE  OF  GRANT...........  The Date of Grant  will be the date as of which  the
                            Administrator awards an Option to an optionee, as specified in the Administrator's minutes, or as specified in this Plan.

EXERCISE   PRICE..........  The Exercise Price is the value of the consideration that  an  optionee  must  provide  under  an  Option
                            Agreement in exchange for one share of Common Stock.
                            The Administrator will determine the Exercise Price under each Option. The Administrator may set the Exercise Price of an Option without regard to the Exercise Price of any other Options granted at the same or any other time.

                            The Exercise Price per share for NQSOs may not be less than 50% of the Fair Market Value of a share on the Date of Grant. If an Option is intended to be an ISO, the Exercise Price per share may not be less than 100% of the Fair Market Value (on the Date of Grant) of a share of Stock covered by the Option;
                            provided, however, that if the employee would otherwise be barred from receiving an ISO by reason of the provisions of Code Sections 422(b)(6) and 424(d) (relating to more than 10% stockholders), the Exercise Price of an Option that is intended to be an ISO may not be less than 110% of the Fair Market Value (on the Date of Grant) of a share of Stock covered by the Option.

    Fair  Market  Value...  Fair  Market  Value of a share of  Common  Stock for purposes of the the Plan will be determined as follows:

                                 if the Common Stock is traded on a national securities exchange, the closing sale price on that date;

                                 if the Common Stock is not traded on any such exchange, the closing sale price as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq") for such date;

                                 if no such closing sale price information is available, the average of the closing bid and asked prices as reported by Nasdaq for such date; or

                                 if there are no such closing bid and asked prices, the average of the closing bid and asked prices as reported by any other commercial service for such date.

                            For any date  that is not a  trading  day,  the Fair
                            Market Value of a share of Common Stock for such date shall be determined by using the closing sale price or the average of the closing bid and asked prices, as appropriate, for the immediately preceding trading day.

                            The Company may use the consideration it receives from the optionee for general corporate purposes.

EXERCISABILITY............  The  Administrator  will  determine  the  times  and conditions for exercise of each Option but may not extend the period for exercise beyond the tenth anniversary of its Date of Grant.

                            Options will become exercisable at such times and in such manner as the Administrator determines and the Option Agreement indicates; provided, however, that the Administrator may, on such terms and conditions as it determines appropriate, accelerate the time at which the optionee may exercise any portion of an Option.

                            No portion of an Option that is unexercisable at an optionee's termination of employment will thereafter become exercisable, unless the Option Agreement provides otherwise, either initially or by amendment.

LIMITATION  ON  ISOS......  An Option granted to an employee will be an ISO only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the stock with respect to which ISOs are exercisable for the first time by the optionee during any calendar year (under the Plan and all other plans of the Company and its subsidiary corporations, within the meaning of Code
                            Section 422(d)), does not exceed $100,000. This limitation will be applied by taking Options into account in the order in which such Options were granted.

DIRECTOR  FORMULA  GRANTS.  Each  Eligible  Director  who is  first  elected  or appointed to the Board the first Annual Meeting of the Stockholders following the Effective Date (i.e., after the 1998 Meeting) will receive a Formula Option as of his election or appointment to purchase 16,000 shares of Common Stock. Each Eligible Director serving on the Board of Directors at an Annual Meeting whose term will continue beyond that Meeting will receive a Formula Option as of that Meeting to purchase 12,500 shares of Common Stock.

    Exercise  Price.......  The  Exercise  Price of each  Option  granted  to an
                            Eligible Director will be the Fair Market Value on the Date of Grant.

    Exercise  Schedule....  A  Formula   Option   granted  upon  each   Eligible
                            Director's first election or appointment to the Board will become exercisable for one-third of the shares it covers on the first anniversary of the Date of Grant, two-thirds of the shares it covers on the second anniversary of the Date of Grant and for the remaining one-third of the shares it covers on the third anniversary of the Date of Grant. A
                            Formula Option granted each Eligible Director for succeeding Annual Meetings will become exercisable for one-half of the shares it covers six months after the Date of Grant, and for the remaining one-half of the shares it covers on the first anniversary of the Date of Grant. A Formula Option will become exercisable in its entirety upon the director's death, disability or attainment of age
                            70. Options will be forfeited to the extent they are not then exercisable if a director resigns or fails to be reelected as a director.

METHOD  OF EXERCISE.......  To exercise  any  exercisable  portion of an Option, the optionee must:

                                  Deliver a written notice of exercise to the Secretary of the Company (or to whomever the Administrator designates) in a form complying with any rules the Administrator may issue, signed by the optionee and specifying the number of shares of Common Stock underlying the portion of the Option the optionee is exercising;

                                  Pay the full Exercise Price by cashier's or certified check for the shares of Common Stock with respect to which the Option is being exercised, unless the Administrator consents to another form of payment (which could include the use of Common Stock); and

                                  Deliver to the Administrator such representations and documents as the Administrator, in its sole discretion, may consider necessary or advisable.

                                  Payment in full of the Exercise Price need not accompany the written notice of exercise provided the notice directs that the stock certificates for the shares issued upon the exercise be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the option and at the time the stock certificates are delivered to the broker, the broker will tender to the Company cash or cash equivalents acceptable to the Company and equal to the Exercise Price.

                                  If the Administrator agrees to payment through the tender to the Company of shares of Common Stock, the individual must have held the stock being tendered for at least six months at the time of surrender. Shares of stock offered as payment will be valued, for purposes of determining the extent to which the optionee has paid the Exercise Price, at their Fair Market Value on the date of exercise. The Administrator may also, in its discretion, accept attestation of ownership of Common Stock and issue a net number of shares upon Option exercise.

OPTION  EXPIRATION........  No one may  exercise  an Option  more than ten years after its Date of Grant (or five years, for an ISO granted to a more-than-10% stockholder). Unless the Option Agreement provides otherwise, either initially or by amendment, no one may exercise an Option after the first to occur of:

   Employment Termination.  The date of  termination  of employment  (other than for death or Disability), where termination of employment means the time when the employer-employee or other service-providing relationship between the employee and the Company ends for any reason, including retirement. Unless the Option Agreement provides otherwise, termination of employment does not include instances in which the Company immediately rehires a common law employee as an independent contractor. The Administrator, in its sole discretion, will determine all questions of whether particular terminations or leaves of absence are terminations of employment;

    Disability............  For  disability,   the  earlier  of  (i)  the  first
                            anniversary   of  the   optionee's   termination  of
                            employment  for disability and (ii) thirty (30) days
                            after the optionee no longer has a disability, where
                            disability  means  the  inability  to  engage in any
                            substantial   gainful  activity  by  reason  of  any
                            medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve months; or

    Death.................  The date twelve months after the  optionee's  death.
                            If exercise is permitted after termination of employment, the Option will nevertheless expire as of the date that the former employee violates any covenant not to compete in effect between the Company and the former employee.

                            Nothing in this Plan extends the term of an Option beyond the tenth anniversary of its Date of Grant, nor does anything in this OPTION EXPIRATION section make an Option exercisable that has not otherwise become exercisable.

OPTION  AGREEMENT.........  Option  Agreements  will set forth the terms of each
                            Option and will include such terms and conditions, consistent with the Plan, as the Administrator may determine are necessary or advisable. To the extent the agreement is inconsistent with the Plan, the Plan will govern. The Option Agreements may contain special rules.

STOCK  SUBJECT  TO  PLAN..  Except as adjusted below under SUBSTANTIAL CORPORATE
                            CHANGES, the aggregate number of shares of Common Stock that may be issued under the Options (whether ISOs or NQSOs) may not exceed 3,000,000 shares and no individual may receive Options under the Plan for more than 500,000 shares in a calendar year. The Common Stock will come from either authorized but unissued shares or from previously issued shares that the Company reacquires, including shares it purchases on the open market. If any Option expires, is canceled or terminates for any other reason, the shares of Common Stock available under that Option will again be available for the granting of new Options (but will be counted against that calendar year's limit for a given individual).

                            No adjustment will be made for a dividend or other right for which the record date precedes the date of exercise.

                            The optionee will have no rights of a stockholder with respect to the shares of stock subject to an Option except to the extent that the Company has issued certificates for such shares upon the exercise of the Option.

                            The Company will not issue fractional shares pursuant to the exercise of an Option, but the Administrator may, in its discretion, direct the Company to make a cash payment in lieu of fractional shares.

PERSON  WHO MAY EXERCISE..  During the optionee's lifetime, only the optionee or his duly appointed guardian or personal representative may exercise the Options. After his death, his personal representative or any other person authorized under a will or under the laws of descent and distribution may exercise any then exercisable portion of an Option. If someone other than the original recipient seeks to exercise any portion of an Option, the Administrator may request such proof as it may consider necessary or appropriate of the person's right to exercise the Option.

ADJUSTMENTS UPON CHANGES IN
 CAPITAL  STOCK...........  Subject to any required action by the Company (which it shall promptly take) or its stockholders, and subject to the provisions of applicable corporate law, if, after the Date of Grant of an Option,

                                  the outstanding shares of Common Stock increase or decrease or change into or are exchanged for a different number or kind of security by reason of any recapitalization, reclassification, stock split, reverse stock split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or some other increase or decrease in such Common Stock occurs without the Company's receiving consideration,

                            the Administrator will make a proportionate and appropriate adjustment in the number of shares of Common Stock underlying each Option, so that the proportionate interest of the optionee immediately following such event will, to the extent practicable, be the same as immediately before such event. Any such adjustment to an Option will not change the total price with respect to shares of Common Stock underlying the unexercised portion of the Option but will include a corresponding proportionate adjustment in the Option's Exercise Price.

                            The Administrator will make a commensurate change to the maximum number and kind of shares provided in the STOCK SUBJECT TO PLAN section.

                            Any issue by the Company of any class of preferred stock, or securities convertible into shares of common or preferred stock of any class, will not affect, and no adjustment by reason thereof will be made with respect to, the number of shares of Common Stock subject to any Option or the Exercise Price except as this Adjustments section specifically provides. The grant of an Option under the Plan will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or to consolidate or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

    Substantial
       Corporate  Change..  Upon a Substantial  Corporate  Change,  the Plan and
                            the Options will terminate unless provision is made in writing in connection with such transaction for the assumption or continuation of outstanding Options, or

                                  the substitution for such options or grants of any options or grants covering the stock or securities of a successor employer corporation, or a parent or subsidiary of such successor, with appropriate adjustments as to the number and kind of shares of stock and prices, in which event the Options will continue in the manner and under the terms so provided.

                            Unless the Board determines otherwise, if an Option would otherwise terminate pursuant to the preceding sentence, the optionee will have the right, at such time before the consummation of the transaction causing such termination as the Board reasonably designates, to exercise any unexercised portions of the Option, whether or not they had previously become exercisable. However, the acceleration will not occur if it would render unavailable "pooling of interest" accounting for any reorganization, merger, or consolidation of the Company.

                            A Substantial Corporate Change means the

                                  dissolution or liquidation of the Company,

                                  merger, consolidation, or reorganization of the Company with one or more corporations in which the Company is not the surviving corporation,

                                  the sale of substantially all of the assets of the Company to another corporation, or any transaction (including a merger or reorganization in which the Company survives) approved by the Board that results in any person or entity (other than any affiliate of the Company as defined in Rule 144(a)(1) under the Securities Act) owning 100% of the combined voting power of all classes of stock of the Company.

SUBSIDIARY   EMPLOYEES....  Employees of Company  Subsidiaries  will be entitled to  participate  in the Plan,  except  as  otherwise
                            designated   by  the  Board  of   Directors  or  the
                            Committee.

                            Eligible  Subsidiary  means  each  of the  Company's
                            Subsidiaries, except as the Board otherwise specifies. For ISO grants, Subsidiary means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time an ISO is granted to a Participant under the Plan, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. For NQSOs, the Board or the Committee can use a different definition of Subsidiary in its discretion.

LEGAL  COMPLIANCE.........  The  Company  will not  issue  any  shares of Common
                            Stock under an Option until all applicable requirements imposed by Federal and state securities and other laws, rules and regulations, and by any applicable regulatory agencies or stock exchanges, have been fully met. To that end, the Company may require the optionee to take any reasonable action to comply with such requirements before issuing such shares. No provision in the Plan or action taken under it authorizes any action that is otherwise prohibited by Federal or state laws.

                            The Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933 ("Securities Act") and the Securities Exchange Act of 1934 and all regulations and rules the Securities and Exchange Commission issues under those laws. Notwithstanding anything in the Plan to the contrary, the Administrator must administer the Plan and Options may be granted and exercised only in a way that conforms to such laws, rules, and regulations. To the extent permitted by applicable law, the Plan and any Options will be deemed amended to the extent necessary to conform to such laws, rules and regulations.

PURCHASE FOR INVESTMENT AND
 OTHER   RESTRICTIONS.....  Unless a registration statement under the Securities
                            Act covers the  shares of Common  Stock an  optionee
                            receives   upon   exercise   of  his   Option,   the
                            Administrator  may  require,  at the  time  of  such
                            exercise,  that the  optionee  agree in  writing  to
                            acquire  such  shares  for  investment  and  not for
                            public resale or distribution,  unless and until the
                            shares  subject to the Option are  registered  under
                            the Securities Act. Unless the shares are registered
                            under  the   Securities   Act,  the  optionee   must
                            acknowledge:

                                  that the shares purchased on exercise of the Option are not so registered,

                                  that the optionee may not sell or otherwise transfer the shares unless the shares have been registered under the Securities Act in connection with the sale or transfer thereof, or counsel satisfactory to the Company has issued an opinion satisfactory to the Company that the sale or other transfer of such shares is exempt from registration under the Securities Act, and such sale or transfer  complies  with all
                                       other    applicable   laws,   rules   and
                                       regulations,   including  all  applicable
                                       Federal and state securities laws, rules and regulations.

                            Additionally, the Common Stock, when issued upon the exercise of an Option, will be subject to any other transfer restrictions, rights of first refusal and rights of repurchase set forth in or incorporated by reference into other applicable documents, including the Company's articles or certificate of incorporation, by-laws or generally applicable stockholders' agreements.

                            The Administrator may, in its sole discretion, take whatever additional actions it deems appropriate to comply with such restrictions and applicable laws, including placing legends on certificates and issuing stop-transfer orders to transfer agents and registrars.

TAX  WITHHOLDING..........  The optionee  must satisfy all  applicable  Federal, state and local income and employment tax withholding requirements before the Company will deliver stock certificates upon the exercise of an Option. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company does not or cannot withhold from other compensation, the optionee must pay the Company, with a cashier's check or certified check, the full amounts required by withholding. Payment of withholding obligations is due at the same time as is payment of the Exercise Price. If the Committee so determines, the optionee may instead satisfy the withholding obligations by directing the Company to retain shares from the Option exercise, by tendering previously owned shares or by attesting to his ownership of shares (with the distribution of net shares).

TRANSFERS, ASSIGNMENTS, AND
 PLEDGES..................  Unless  the  Administrator   otherwise  approves  in
                            advance in writing,  an Option may not be  assigned,
                            pledged or otherwise transferred in any way, whether
                            by  operation  of law or  otherwise,  or through any
                            legal   or    equitable    proceedings    (including
                            bankruptcy),  by the optionee to any person,  except
                            by  will  or by  operation  of  applicable  laws  of
                            descent and distribution. If Rule 16b-3 then applies
                            to an  Option,  the  optionee  may not  transfer  or
                            pledge shares of Common Stock acquired upon exercise
                            of an  Option  until at least  six (6)  months  have
                            elapsed  from  (but  excluding)  the Date of  Grant,
                            unless  the  Administrator   approves  otherwise  in
                            advance in writing.

AMENDMENT OR TERMINATION OF
 PLAN  AND  OPTIONS.......  The Board may amend,  suspend or terminate  the Plan at any time, without the consent of the optionees or their beneficiaries; provided, however, that no amendment will deprive any optionee or beneficiary of any previously declared Option. Except as required by law or by the CORPORATE CHANGES section, the Administrator may not, without the optionee's or beneficiary's consent, modify the terms and conditions of an Option so as to adversely affect the optionee. No amendment, suspension or termination of the Plan will, without the optionee's or beneficiary's consent, terminate or adversely affect any right or obligations under any outstanding Options.

PRIVILEGES OF
 STOCK  OWNERSHIP.........  No  optionee  and no  beneficiary  or  other  person claiming under or through such optionee will have any right, title or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Option except as to such shares of Common Stock, if any, that have been issued to such optionee.

EFFECT ON 1992
 OPTION PLAN..............  No  additional  options  will be  granted  under the
                            Forensic Technologies International Corporation 1992 Stock Option Plan.

EFFECT  ON  OTHER PLANS...  Whether  exercising an Option causes the optionee to accrue or receive additional benefits under any pension or other plan is governed solely by the terms of such other plan.

LIMITATIONS  ON LIABILITY.. Notwithstanding any other provisions of the Plan, no individual acting as a director, employee or agent of the Company shall be liable to any optionee, former optionee, spouse, beneficiary or any other person for any claim, loss, liability or expense incurred in connection with the Plan, nor shall such individual be personally liable because of any contract or other instrument he executes in such other capacity. The Company will indemnify and hold harmless each director, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys' fees) or liability (including any sum paid in settlement of a claim with the FTI Board's approval) arising out of any act or omission to act concerning this Plan unless arising out of such person's own fraud or bad faith.

NO  EMPLOYMENT  CONTRACT..  Nothing   contained  in  this  Plan  constitutes  an
                            employment contract between the Company and the optionee. The Plan does not give the optionee any right to be retained in the Company's employ nor does it enlarge or diminish the Company's right to terminate the optionee's employment.

APPLICABLE  LAW...........  The laws of the State of  Maryland  (other  than its choice of law provisions) govern this Plan and its interpretation.

DURATION  OF PLAN.........  Unless the FTI Board  extends the Plan's  term,  the
                            Administrator may not grant Options after March 25, 2007. The Plan will then terminate but will continue to govern unexercised and unexpired Options.

APPROVAL OF STOCKHOLDERS..  The Plan must be  submitted to the  stockholders  of the Company for their approval within 12 months after the Board of Directors of the Company adopts the Plan. The adoption of the Plan is conditioned upon the approval of the stockholders of the Company and failure to receive their approval will render the Plan and any outstanding options thereunder void and of no effect.

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

                              FTI CONSULTING, INC.

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
           BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE

     The undersigned stockholder(s) of FTI Consulting, Inc. (the "Company") hereby appoints Messrs. James A. Flick, Jr. and Theodore I. Pincus, and each of them singly, as proxies, each with full power of substitution, for and in the name of the undersigned at the Annual Meeting of Stockholders of FTI Consulting, Inc. to be held on May 19, 1999, and at any and all adjournments, thereof, to vote all shares of common stock of said Company held of record by the undersigned on April 22, 1999, as if the undersigned were present and voting the shares.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

                        (TO BE SIGNED ON REVERSE SIDE)

                        Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                              FTI CONSULTING, INC.

                                  May 19, 1999




                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------


A /X/ Please mark your votes as in this example.


1.   ELECTION OF CLASS III DIRECTORS.

FCR all nominees (except as marked to the contrary) / /

WITHHOLD AUTHORITY to vote for the nominees listed at right / /  Nominees:
                                                                 Jack B. Dunn IV
                                                                 Stewart J. Kahn
                                                                 Scott S. Binder

(INSTRUCTIONS: To withhold authority to vote for any nominee, write the nominee's name on the space provided below.)


--------------------------------


2.   Approval of the amendment to the 1987 Stock Option Plan, as amended.

     FOR / /             AGAINST / /           ABSTAIN / /


3. Ratification of the appointment of the accounting firm of Ernst & Young, LLP to serve as independent accountants for FTI Consulting, Inc. for the fiscal year ending December 31, 1999.

     FOR / /             AGAINST / /           ABSTAIN / /


4. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting to the extent permitted by law.


THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR EACH NOMINEE NAMED IN PROPOSAL 1, FOR PROPOSAL 2 AND FOR PROPOSAL 3, AND IN ACCORDANCE WITH THE PROXIES' DISCRETION ON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING TO THE EXTENT PERMITTED BY LAW.


                                                I PLAN TO ATTEND THE MEETING / /

SIGNATURE:                        SIGNATURE IF HELD JOINTLY:
          ---------------------                            ---------------------

DATE:             , 1999
     ------------

Note: Please date this Proxy and sign exactly as your name(s) appears herein. When signing as attorney, administrator, trustee or guardian, please give your full name as such.

       If there is more than one trustee, all should sign. All joint owners should sign.